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EXHIBIT 10.14                                                            PAGE 43


                                PUBLIC RELATIONS
                                AGENCY AGREEMENT


This Agency Agreement, dated the 1st day of July 1, 1998, is by and between Regina Public Relations, Inc., (the "Agent" hereinafter referred to as "RPR"). located at 545 Madison Avenue, Suite 800, New York NY 10022, and Alfin, Inc., whose company name will officially change to Adrien Arpel, Inc. on August 4, 1998, (the "client" hereinafter referred to as Adrien Arpel"), currently located at 720 Fifth Avenue, 8th Fl,.

The following constitutes the mutual agreement of the parties with respect to the retention of RPR as Public Relations Agency of record (handling all national product and corporate publicity for Adrien Arpel, Inc.)

A.       SERVICES:

          As public relations counsel. RPR will use its best efforts to:

                           - Generate maximum publicity regarding the following
                  corporate priorities: General PR representation announcement to national media outlets: Sears announcement press collateral and press distribution; company name change press collateral and press distribution: development and distribution of QVC announcement and National Spokesperson press kit; development and distribution of "classic" product mailing and press collateral (focus on product heritage etc.); PR presentations to company executives on a designated basis: and daily servicing of editor requests and media follow-up (emphasis on Business, Beauty and Trade press).

                           - RPR will create and streamline Adrien Arpel press
                  collateral; create and distribute targeted press mailings that will be supported by daily phone contact with the media, daily servicing of edit or product requests, and scheduling of one-on-one-one editor presentations/meetings. As appropriate, RPR also will develop and organize special events.

         RPR and the "Client" acknowledge that there will be additional public relations projects that will call for project fees in excess of the current three month project fee. All projects and fee scales will be agreed upon between both parties prior to billing.

B.       RPR WILL PERFORM THESE SERVICES IN ACCORDANCE WITH THE FOLLOWING TERMS:

1) INDEPENDENT CONTRACTOR STATUS:

         RPR shall provide these services AS an independent contractor, not as the "Client's employee."

2) AGENCY FEE AND PAYMENT SCHEDULE:

         RPR will bill its services to Adrien Arpel on a three month project basis beginning June 1, 1998 through August 31, 1998 at the project fee of twenty thousand dollars ($20,000) payable upon the execution of this agreement and receipt of invoice.

3) OUT-OF-POCKET EXPENSES AND PRODUCTION COSTS:

         Adrien Arpel will reimburse RPR for out-of-pocket expenses including production fees incurred in connection with the performance of the services. The expense fee of one thousand five hundred dollars ($1,500) payable to RPR is due upon the execution of this Agreement (June 1,
         1998). All Production fees are subject to Adrien Arpel's written approval.
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                                                                         PAGE 44

4) CONFIDENTIALITY

         (a) RPR acknowledges and agrees that RPR will have access to, or become acquainted with, confidential information of Adrien Arpel. For the purposes of this agreement, confidential information shall mean any information of Adrien Arpel, whether or not developed by RPR. including but not limited to information which relates to all ideas, designs, methods, discoveries, improvements, products, documents or other results of the professional services, trade secrets, product data and specifications, proprietary rights, business affairs, product developments, customer information or employee information. Confidential information does not include any information that:

                  i.) was known to RPR prior to the date of this agreement and any other agreement between the parties hereto, without obligation to keep it confidential;

                  ii.) was lawfully obtained by RPR from a third party without any obligation of confidentiality; or

                  iii.) is or becomes part of the public domain through no act or violation of any obligation of RPR.

         (b) RPR acknowledges and agrees that the confidential information constitutes valuable trade secrets of Adrien Arpel. RPR shall keep all confidential information in confidence and shall not, at any time during or after the term of this agreement, without Adrien Arpel's prior written consent, disclose or otherwise make available, directly or indirectly, any item of confidential information to anyone other than RPR employees who need to know the same in performance of their professional services. RPR shall use confidential information only in connection with the performance of professional services hereunder and for no other

5) INDEMNIFICATION CLAUSE:

         (a) Adrien Arpel will indemnify and hold RPR harmless with respect to any claims or actions instituted by any third party which result from the use by RPR of information or material furnished to RPR by Adrien Arpel, or where information or material created by RPR is substantially changed by Adrien Arpel. Information or data obtained by RPR from Adrien Arpel substantiate claims or statements released by RPR on Adrien Arpel's behalf shall be deemed to be "information or materials furnished to RPR by Adrien Arpel." However, under no circumstances shall Adrien Arpel indemnify FPR where RPR was negligent or engaged in willful misconduct.

         (b) In the event of any proceeding against Adrien Arpel by any regulatory agency, or in the event of any court action or self regulatory action questioning any materials prepared by RPR on behalf of Adrien Arpel, at Adrien Arpel's request, RPR shall assist in the preparation of the defense of such action or proceeding and cooperate with Adrien Arpel and its attorneys. Adrien Arpel will pay RPR an hourly rate, the rate of which shall be agreed upon at a later date, for time expended by it on such assistance and Adrien Arpel will reimburse RPR any out-of-pocket costs RPR incurs in connection with any such action or proceeding.

6) EFFECTIVE DATE AND TERMINATION:

         This agreement shall be effective as of June 1, 1998, and shall continue through August 31, 1998. Either party has the right to terminate this agreement by giving sixty (60) days advance notice in writing. This agreement will be reviewed for renewal on September 1, 1998 for an additional one (1) year term (through
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                                                                         PAGE 45


         September 1, 1999. RPR will bill at the rate of six thousand five hundred dollars ($6,500) per month beginning September 1, 1998.

7) GOVERNING LAWS:

         This agreement shall be governed and interpreted in accordance with the laws of the State of New York

8) ARBITRATION:

         Any controversy or claim arising out of or relating to this Agreement, or the parties' decision to enter into this Agreement, or the breach thereof shall be settled by arbitration by a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association., and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in New York and, as provided in paragraph 7, shall apply the substantive law of New York, except that the interpretation and enforcement of this arbitration provision shall be governed by the Federal Arbitration Act. The arbitrator shall not award either party punitive damages and the interpretation and enforcement of this arbitration provision shall be governed by the Federal Arbitration Act. The arbitrator shall not award either party punitive damages and the parties shall be deemed to have waived any right to such damages. Further, the arbitrator shall be bound by the express terms of this Agreement.

9) OWNERSHIP

         All slogans and publicity materials submitted or developed by RPR for Adrien Arpel during the term of this Agreement, and which Adrien Arpel uses at least once prior to the termination hereof, or which Adrien Arpel indicates in writing to RPR during the term hereof as being specifically within the designated plans for adoption and exploitation by Adrien Arpel, shall be, as between RPR and Adrien Arpel, Adrien Arpel's property exclusively. All slogans, ideas or plans submitted, created or developed by RPR for Adrien Arpel during the term of this Agreement, and not used by Adrien Arpel during the term hereof, or designated by Adrien Arpel in writing as being specifically within designated plans for exploitation and adoption of Adrien Arpel thereafter are RPR's property, and shall be dealt with by Adrien Arpel as such.


ACCEPTED AND AGREED

REGINA PUBLIC RELATIONS, INC.

By: /s/                          Date:  8/4/98
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    Regina C. Kulik
    President


ADRIEN ARPEL, INC.

By: /s/                          Date:  8/4/98
    ---------------------------        --------
    Mary Panvini
    Senior Vice President - General Manager